SUBSCRIPTION LETTER

To the Board of Directors:

Logical Choice Corporation

October 1, 2014

For $0.0001 and other good and valuable consideration, the undersigned hereby subscribes for the number of shares of the common stock, $0.0001 par value per share, of Logical Choice Corporation (the “Corporation”) set forth below (the “Shares”), which Shares upon issuance thereof, will be validly issued, fully paid and non-assessable shares of common stock of the Corporation.

We hereby represent and warrant to you as follows:

We understand that the Shares offered hereby have not been registered under the Securities Act of 1933 in reliance upon exemptions form registration provided by Section 4(2).

We understand the risks and possible financial hazards and lack of liquidity of an investment in the Corporation, and believe that we can easily benefit from an investment in the Corporation in view of our overall investment objectives and portfolio structure.

We are aware that no United States, federal or state agency has made any finding or determination as to the fairness for the investment in, nor any recommendation or endorsement of the Shares.

We are aware that no public market exists for the Shares and that it may not be possible to liquidate this investment readily, if at all in the case of an emergency or for any other reason.

We hereby further agree that this Subscription Letter will not be binding upon the Corporation until the Corporation has accepted it. The Corporation reserves the right to reject any subscription in whole or in part.

Number of Shares Subscribed for:                             Shares at $0.0001 par value per share.

By:
Name:
Title: